Exhibit 3.1

Date and Time: June 25, 2024 02:08 PM Pacific Time

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	June 25, 2024 02:08 PM Pacific Time

Alteration Date and Time:	Notice of Articles Altered on June 25, 2024 02:08 PM Pacific Time

NOTICE OF ALTERATION

Incorporation Number: C0987761	Name of Company: GOODNESS GROWTH HOLDINGS, INC.

Name Reservation Number: NR1876627	Name Reserved: VIREO GROWTH INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From: GOODNESS GROWTH HOLDINGS, INC.	To: VIREO GROWTH INC.

Page: 1 of 1

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Articles BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies T.K. SPARKS

This Notice of Articles was issued by the Registrar on: June 25, 2024 02:08 PM Pacific Time

Incorporation Number:	C0987761

Recognition Date and Time: Continued into British Columbia on December 9, 2013 03:41 PM Pacific Time

NOTICE OF ARTICLES Name of Company: VIREO GROWTH INC.
REGISTERED OFFICE INFORMATION Mailing Address: 1000 CATHEDRAL PLACE 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA	Delivery Address: 1000 CATHEDRAL PLACE 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA
RECORDS OFFICE INFORMATION Mailing Address: 1000 CATHEDRAL PLACE 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA	Delivery Address: 1000 CATHEDRAL PLACE 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA

DIRECTOR INFORMATION Last Name, First Name, Middle Name: Mancebo, Victor Enrique Mailing Address: 10853 SW 132ND CIR CT MIAMI FL 33186 UNITED STATES	Delivery Address: 10853 SW 132ND CIR CT MIAMI FL 33186 UNITED STATES
Last Name, First Name, Middle Name: Rosen, Josh Mailing Address: 6608 EAST 2ND AVENUE SCOTTSDALE AZ 85251 UNITED STATES	Delivery Address: 6608 EAST 2ND AVENUE SCOTTSDALE AZ 85251 UNITED STATES
Last Name, First Name, Middle Name: Hussey, Ross Mailing Address: 4925 EWING AVE. S. MINNEAPOLIS MN 55410 UNITED STATES	Delivery Address: 4925 EWING AVE. S. MINNEAPOLIS MN 55410 UNITED STATES
Last Name, First Name, Middle Name: Kingsley, Kyle Mailing Address: 4345 EAST LAKE HARRIET PARKWAY MINNEAPOLIS MN 55409 UNITED STATES	Delivery Address: 4345 EAST LAKE HARRIET PARKWAY MINNEAPOLIS MN 55409 UNITED STATES
Last Name, First Name, Middle Name: Nordquist, Judd Mailing Address: 18195 FAIRHOMES LANE DEEPHAVEN MN 55391 UNITED STATES	Delivery Address: 18195 FAIRHOMES LANE DEEPHAVEN MN 55391 UNITED STATES
RESOLUTION DATES: Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares: March 8, 2019 January 1, 2021

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Subordinate Voting Shares	Without Par Value With Special Rights or Restrictions attached

2. No Maximum	Super Voting Shares	Without Par Value With Special Rights or Restrictions attached

3. No Maximum	Multiple Voting Shares	Without Par Value With Special Rights or Restrictions attached

Number: CO987761

CERTIFICATE

OF

CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that GOODNESS GROWTH HOLDINGS, INC. changed its name to VIREO GROWTH INC. on June 25, 2024 at 02:08 PM Pacific Time.

ELECTRONIC CERTIFICATE	Issued under my hand at Victoria, British Columbia On June 25, 2024 T.K. SPARKS Registrar of Companies Province of British Columbia Canada